Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2020

●	Net sales increased 43 percent
●	Earnings per share (diluted) increased 142 percent to $0.63
●	Debt reduced by $8.2 million

SEMINOLE, Fla. – October 29, 2020 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its third quarter operating results for 2020.

The Company reported that for the third quarter ended September 30, 2020, net sales increased 43 percent to $127.8 million, compared to third quarter 2019 net sales of $89.5 million. Pretax Income was $12.1 million compared to $4.6 million for the third quarter of 2019. Net income was $10.0 million, or $0.63 per diluted share, compared to $3.9 million, or $0.26 per diluted share, for the third quarter of 2019.

Michael Benstock, Chief Executive Officer, commented, “Our third quarter continued the robust momentum of the first half of the year. The dedication and relentlessness of our team members has again yielded positive results.  Our pre-existing strategy of selling to a diverse range of customers remains in place and bodes well for our future, especially as we continue to provide products and services to many essential businesses in all of our SGC segments.  Both our uniform and promotional products segments have strong opportunity pipelines and backlogs. The Office Gurus segment continues to grow, including by leveraging its work from home solution to increase capacity. While we have no certainty as to how the pandemic will impact our customers in the future, we are fully prepared to meet the challenges that might face us. We have made the proper investments in our people, technology and product development, and we continue to do so at an accelerated pace when needed. While we are living in the most uncertain of times, we have met challenges throughout our 100 years with innovation and success. We will continue to do so going forward in a way that focuses on building long-term shareholder value.

“As a result of the cash flow generated in the quarter from operating activities, we were able to further reduce our outstanding debt by an additional $8.2 million, resulting in more than a $42.5 million net debt repayment through the first three quarters of 2020.  This additional reduction has bolstered our ability to capitalize on opportunities as they arise.

“While we do not generally provide guidance on individual quarters or years, we are confident that we will continue to see significant increases in our net sales and income in comparison with prior year periods for the balance of the year.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Thursday, October 29, 2020 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on November 5, 2020. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10148875 for all replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) the projected impact of the current coronavirus (COVID-19) on our, our customers’, and our suppliers’ businesses, (2) projections of revenue, income, and other items relating to our financial position and results of operations, (3) statements of our plans, objectives, strategies, goals and intentions, (4) statements regarding the capabilities, capacities, market position and expected development of our business operations, and (5) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results.  Such risks and uncertainties include, but are not limited to, the following: the impact of competition; the effect of uncertainties related to the current coronavirus (COVID-19) pandemic on the U.S. and global markets, our business, operations, customers, suppliers and employees, including without limitation the length and scope of the restrictions imposed by various governments and success of efforts to find a suitable vaccine, among other factors; general economic conditions, including employment levels, in the areas of the United States of America (“United States”)  in which the Company’s customers are located; changes in the healthcare, industrial, commercial and hospitality industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, successfully integrate any acquired businesses, successfully manage our expanding operations, or discover liabilities associated with such business during the diligence process; the price and availability of cotton, polyester and other manufacturing materials; attracting and retaining senior management and key personnel and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Uniform Group, established in 1920, is a combination of companies that help our customers unlock the power of their brands by creating extraordinary brand experiences for their employees and customers. We provide customized support for each of our divisions through our shared services model.

Fashion Seal Healthcare®, HPI® and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets we serve. We specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every workday, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. We provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for our customers in order to accelerate their growth and improve our customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as our financial strength and resources, provides unparalleled support for our customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of our business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:
Andrew D. Demott, Jr.		Hala Elsherbini
COO, CFO & Treasurer	-OR-	Senior Managing Director
(727) 803-7135		Three Part Advisors
(214) 442-0016

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Net sales	$127,737	$89,466

Costs and expenses:
Cost of goods sold	80,285	58,015
Selling and administrative expenses	34,917	25,260
Other periodic pension costs	212	476
Interest expense	239	1,085
	115,653	84,836
Income before taxes on income	12,084	4,630
Income tax expense	2,140	709
Net income	$9,944	$3,921

Net income per share:
Basic	$0.66	$0.26
Diluted	$0.63	$0.26

Weighted average shares outstanding during the period:
Basic	15,084,300	14,947,552
Diluted	15,711,122	15,266,850

Cash dividends per common share	$0.20	$0.10

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except shares and per share data)

	Nine Months Ended September 30,
	2020	2019
Net sales	$381,341	$268,288

Costs and expenses:
Cost of goods sold	244,500	174,226
Selling and administrative expenses	98,704	78,008
Other periodic pension costs	830	1,282
Interest expense	1,732	3,514
	345,766	257,030
Income before taxes on income	35,575	11,258
Income tax expense	7,090	2,180
Net income	$28,485	$9,078

Net income per share:
Basic	$1.89	$0.61
Diluted	$1.85	$0.59

Weighted average shares outstanding during the period
Basic	15,041,738	14,942,565
Diluted	15,361,035	15,272,287

Cash dividends per common share	$0.30	$0.30

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and par value data)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,651	$9,038
Accounts receivable, less allowance for doubtful accounts of $7,922 and $2,964, respectively	85,297	79,746
Accounts receivable - other	2,204	1,083
Inventories	80,221	73,379
Contract assets	35,484	38,533
Prepaid expenses and other current assets	13,094	9,934
Total current assets	221,951	211,713
Property, plant and equipment, net	35,421	32,825
Operating lease right-of-use assets	4,143	5,445
Intangible assets, net	59,696	62,536
Goodwill	36,055	36,292
Other assets	9,972	10,122
Total assets	$367,238	$358,933

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,512	$33,271
Other current liabilities	49,890	18,894
Current portion of long-term debt	15,286	15,286
Current portion of acquisition-related contingent liabilities	4,307	1,905
Total current liabilities	99,995	69,356
Long-term debt	61,511	104,003
Long-term pension liability	9,771	10,253
Long-term acquisition-related contingent liabilities	1,815	3,423
Long-term operating lease liabilities	1,724	2,380
Deferred tax liability	3,260	7,042
Other long-term liabilities	5,581	4,922
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 15,340,949 and 15,227,604 shares, respectively.	15	15
Additional paid-in capital	60,618	57,442
Retained earnings	130,968	107,581
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,198)	(7,224)
Cash flow hedges	75	91
Foreign currency translation adjustment	(1,897)	(351)
Total shareholders’ equity	183,581	157,554
Total liabilities and shareholders’ equity	$367,238	$358,933

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$28,485	$9,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,972	6,339
Provision for bad debts - accounts receivable	6,099	719
Share-based compensation expense	1,790	997
Deferred income tax benefit	(3,654)	(2,136)
Gain on sale of property, plant and equipment	-	(5)
Change in fair value of acquisition-related contingent liabilities	2,759	(272)
Changes in assets and liabilities:
Accounts receivable - trade	(12,225)	(12,251)
Accounts receivable - other	(1,121)	481
Contract assets	3,049	11,206
Inventories	(7,306)	(595)
Prepaid expenses and other current assets	(3,592)	(7,051)
Other assets	1	(2,233)
Accounts payable and other current liabilities	29,167	5,523
Long-term pension liability	864	1,292
Other long-term liabilities	779	750
Net cash provided by operating activities	51,067	11,842

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(5,711)	(6,424)
Proceeds from disposals of property, plant and equipment	-	5
Net cash used in investing activities	(5,711)	(6,419)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	137,559	125,121
Repayment of debt	(180,112)	(123,600)
Payment of cash dividends	(4,574)	(4,533)
Payment of acquisition-related contingent liability	(1,966)	(961)
Proceeds received on exercise of stock options	1,407	283
Tax withholding on exercise of stock rights	(32)	-
Tax (provision) benefit from vesting of acquisition-related restricted stock	(13)	30
Common stock reacquired and retired	(500)	(1,243)
Net cash used in financing activities	(48,231)	(4,903)

Effect of currency exchange rates on cash	(512)	(430)
Net increase (decrease) in cash and cash equivalents	(3,387)	90
Cash and cash equivalents balance, beginning of period	9,038	5,362
Cash and cash equivalents balance, end of period	$5,651	$5,452